As filed with the Securities and Exchange Commission on November 19, 2008.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RES-CARE, INC.

 (Exact name of registrant as specified in its charter)

Kentucky	61-0875371
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

9901 Linn Station Road

Louisville, Kentucky 40223

 (Address of Principal Executive Offices, including Zip Code)

Res-Care, Inc. 2005 Omnibus Incentive Compensation Plan

(Full title of the plan)

Ralph G. Gronefeld, Jr.

President and Chief Executive Officer

Res-Care, Inc.

9901 Linn Station Road

Louisville, Kentucky 40223

Telephone: (502) 394-2100

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Alan K. MacDonald

Frost Brown Todd LLC

400 W. Market Street, 32nd Floor

Louisville, Kentucky 40202-3363

Telephone: (502) 589-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)		Proposed maximum offering price per share (5)	Proposed maximum aggregate offering price (5)	Amount of registration fee
Common Stock, no par value	1,820,100 shares	(3)	$11.63	$21,167,763	$831.89
Common Stock, no par value	179,900 shares	(4)	$11.63	$2,092,237	$82.23
Total	2,000,000 shares		$11.63	$23,260,000	$914.12

(1)

Plus such additional shares as may become issuable pursuant to the adjustment or anti-dilution provisions of the Registrant’s 2005 Omnibus Incentive Compensation Plan, as amended effective June 27, 2008 (the “2005 Plan”).

(2)

On June 27, 2008, the Registrant’s shareholders approved an amendment to increase the number of shares of Common Stock available for issuance under the 2005 Plan by 2,000,000 shares. The 2,000,000 shares are in addition to the 1,000,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on June 30, 2005 (File No. 333-126282).

(3)	Represents shares available for future grants under the 2005 Plan.

(4)	Represents shares of restricted stock awarded under the 2005 Plan from January 1, 2008, through the filing of this registration statement.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices for the Common Stock of the Registrant as reported by the NASDAQ Stock Market on November 17, 2008.

EXPLANATORY NOTE

Res-Care, Inc. (the “Registrant” or the “Company”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act to register shares of its common stock, no par value (the “Common Stock”).  Pursuant to General Instruction E to Form S-8, this registration statement is filed to register additional securities of the same class as those registered under the currently effective registration statement on Form S-8 (File No. 333-126282) filed June 30, 2005 relating to the Registrant’s 2005 Omnibus Incentive Compensation Plan, as amended effective June 27, 2008 (the “2005 Plan”).  Except as described herein, the contents of such registration statement, including any amendments thereto or filings incorporated therein, are incorporated herein by reference.

This registration statement also includes a reoffer prospectus prepared in accordance with General Instruction C to Form S-8 and the requirements of Part I of Form S-3.  The reoffer prospectus may be used by the shareholders identified therein for reofferings and resales on a continuous or delayed basis in the future of up to 179,900 shares of Common Stock that have been issued pursuant to the 2005 Plan from January 1, 2008, through the date this registration statement was filed.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  Such documents need not be filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act.

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Reoffer Prospectus

179,900 Shares

Res-Care, Inc.

9901 Linn Station Road

Louisville, Kentucky 40223

Telephone: (502) 394-2100

Common Stock

This reoffer prospectus relates to 179,900 shares of the common stock (the “Shares”) of Res-Care, Inc., which were issued to the shareholders named herein and certain unnamed non-affiliate shareholders (collectively, the “Selling Shareholders”) pursuant to restricted stock grants under Res-Care, Inc.’s 2005 Omnibus Incentive Compensation Plan, as amended effective June 27, 2008 (the “2005 Plan”) and which may be reoffered and resold from time to time by the Selling Shareholders.  The Selling Shareholders are certain of our directors, officers and employees.  Each unnamed non-affiliate shareholder holds fewer than 1,000 of the Shares covered by this reoffer prospectus.

The Selling Shareholders may resell all, a portion, or none of the Shares from time to time.  We will not receive any of the proceeds from sales made under this reoffer prospectus.   We have agreed to pay the expenses incurred in connection with the registration and offering of the Shares, but all selling and other expenses incurred by each of the Selling Shareholders will be borne by that shareholder.

The Shares are “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”) before their sale under this reoffer prospectus.  This reoffer prospectus has been prepared for the purpose of registering the Shares under the Securities Act to allow for future sales by the Selling Shareholders, on a continuous or delayed basis, to the public without restriction.  Each shareholder that sells Shares pursuant to this reoffer prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act.  Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

You should carefully read this reoffer prospectus and any accompanying prospectus supplement before you make your investment decision.  The Shares of common stock offered hereby may be sold from time to time directly by, or on behalf of, each Selling Shareholder in one or more transactions on the NASDAQ Stock Market or on any stock exchange on which our common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices.  See “Plan of Distribution.”  We will not receive any proceeds from any of these sales.

Our common stock is traded on the NASDAQ Stock Market under the symbol “RSCR.” The last reported sale price of our common stock on the NASDAQ Stock Market on November 18, 2008, was $12.41 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS, WHICH ARE DETAILED FROM TIME TO TIME IN THE PERIODIC REPORTS THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION THAT WE HAVE INCORPORATED HEREIN BY REFERENCE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 19, 2008.

SUMMARY INFORMATION

All references in this prospectus to “ResCare”, “our company”, “we”, “us”, or “our” mean Res-Care, Inc. and, unless the context otherwise requires, its consolidated subsidiaries.

Res-Care, Inc. is a human service company that provides residential, therapeutic, job training and educational supports to people with developmental or other disabilities, to youth with special needs, to adults who are experiencing barriers to employment and to older people who need home care assistance.

Our programs include an array of services provided in both residential and non-residential settings for adults and youths with intellectual, cognitive or other developmental disabilities, and youths who have special educational or support needs, are from disadvantaged backgrounds, or have severe emotional disorders, including some who have entered the juvenile justice system. We also offer, through drop-in or live-in services, personal care, meal preparation, housekeeping and transportation to the elderly in their own homes. Additionally, we provide services to welfare recipients, young people and people who have been laid off or have special barriers to employment, to transition into the workforce and become productive employees.

ResCare and its 44,000 dedicated employees serve daily more than 65,000 persons in 38 states, Washington, D.C., Puerto Rico and in a growing number of international locations. As of September 30, 2008, we had three reportable operating segments:

Community Services

We are the nation’s largest private provider of services for individuals with intellectual, cognitive or other developmental disabilities, and we also provide periodic in-home care services to the elderly. Our programs for people with developmental disabilities, administered in both residential and non-residential settings, are based predominantly on individual support plans designed to encourage greater independence and the development or maintenance of daily living skills.

Job Corps Training Services

Since 1976, we have been operating programs for disadvantaged youths through the federal Job Corps program administered by the Department of Labor (DOL), which provides for the educational and vocational skills training, health care, employment counseling and other support necessary to enable disadvantaged youths to become responsible working adults. We operate seventeen Job Corps centers in nine states and Puerto Rico. We also provide, under separate contracts with the Department of Interior or the primary operator, certain administrative, counseling, educational, vocational and other support services for three Job Corps centers not operated by us.

Employment Training Services

We operate job training and placement programs that assist welfare recipients and disadvantaged job seekers in finding employment and improving their career prospects. We currently operate 240 career centers in sixteen states and Washington, D.C. under contracts with state and local governments. These centers are part of a nationwide system of government-funded offices that provide assistance, job preparation and placement to any youth or adult. We also operate alternative education programs and charter schools and international job training and placement agencies. Together these represent less than 1.4% of our total revenues, as of December 31, 2007.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus, and the documents incorporated or deemed to be incorporated by reference herein, that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In addition, we expect to make such forward-looking statements in future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval. These forward-looking statements include, but are not limited to: (1) projections of revenues, income or loss, earnings or loss per share, capital structure and other financial items; (2) statements of plans and objectives of ResCare or our management or Board of Directors; (3) statements of future actions or economic performance, including development activities; (4) statements of assumptions underlying such statements; and (5) statements about the limitations on the effectiveness of controls. Words such as “believes”, “anticipates”, “expects”, “intends”, “plans”, “targeted”, and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially and adversely from those expressed in, or implied by, such statements. Some of the events or circumstances that could cause actual results to differ from those discussed in the forward-looking statements are discussed under the caption “Risk Factors” in our annual reports on Form 10-K and our quarterly reports on Form 10-Q.  Such forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which such statement is made.

USE OF PROCEEDS

All proceeds from the sale of Shares offered by the Selling Shareholders pursuant to this reoffer prospectus are solely for the account of the Selling Shareholders. We will not receive any of the proceeds from the sale of Shares by the Selling Shareholders.

SELLING SHAREHOLDERS

The Selling Shareholders, who are directors, officers and employees of ResCare, may use this reoffer prospectus from time to time for reoffers and resales of the 179,900 Shares.  The Shares were issued to the Selling Shareholders from January 1, 2008, through the date of this prospectus as restricted stock grants under our 2005 Plan.  The Selling Shareholders may from time to time resell all, a portion, or none of the Shares.  The following table lists each Selling Shareholder who holds at least 1,000 Shares.  An additional 2,400 Shares are held by non-affiliate shareholders not listed in the table, each of whom holds fewer than 1,000 of the Shares.  The inclusion of any individual in the table below shall not be deemed to be an admission that the named individual is one of our affiliates.

The address of each shareholder named below is c/o Res-Care, Inc., 9901 Linn Station Road, Louisville, Kentucky 40223.

Name of Selling Shareholder	Position with Res-Care	Number of Shares Beneficially Owned (1)(2)	Number of Shares Covered by This Reoffer Prospectus (2)	Number of Shares to be Beneficially Owned if All Shares Offered Hereby Are Sold (1)(2)	Percent of Class Owned if All Shares Offered Hereby are Sold (3)

Gregory N. Abel	VP of Revenue Systems Integration	3,000	3,000	—	*	%

Kathy Baird	Executive Director	2,000	2,000	—	*	%

James Bloem	Director	7,000	2,000	5,000	*	%

David Braddock	Director	15,350	2,000	13,350	*	%

Virtha A. Brewster	State Director, Arizona Project	1,500	1,500	—	*	%

Gene Britt	AR Manager	1,000	1,000	—	*	%

William E. Brock	Director	6,000	2,000	4,000	*	%

Brian Bruenderman	Director of Development	1,000	1,000	—	*	%

William Buck	Executive Director	2,000	2,000	—	*	%

Blake Buckman	Executive Director Community Alternatives Southeast	2,000	2,000	—	*	%

Leslie Burleson	Executive Director	2,000	2,000	—	*	%

Josh Caldwell	Area Program Administrator	2,000	2,000	—	*	%

Kenneth Carlson	State Operations Director	1,547	1,500	47	*	%

Carl Carney	Executive Director, Rockcreek	2,000	2,000	—	*	%

Elizabeth Coley	Vice President	3,446	3,000	446	*	%

Danette A. Cox	Vice President and Assistant Controller	2,000	2,000	—	*	%

Steven Dale	Senior Executive Director	2,000	2,000	—	*	%

Christina Dhir	Executive Director	2,000	2,000	—	*	%

Vincent F. Doran	President - Employment and Training Services Group	51,155	5,000	46,155	*	%

Todd Dulek	Executive Director II	2,000	2,000	—	*	%

Paul G. Dunn	President - Arbor E&T	27,982	5,000	22,982	*	%

Janet Erony-Kahan	Project Director	1,500	1,500	—	*	%

Ruth Estes	Director	4,900	2,500	2,400	*	%

Terry Filer	Regional Director	2,000	2,000	—	*	%

Skip Finch	Regional HR Director	1,000	1,000	—	*	%

Jennie Fisher	Executive	2,000	2,000	—	*	%

Timothy H. Foster	Director of Business Development	2,000	2,000	—	*	%

Michael Gonzalez	Project Director	1,000	1,000	—	*	%

Peter Gregerson	VP of Operations	2,500	2,500	—	*	%

Phredi Griffin	Staff Supervisor	2,000	2,000	—	*	%

Robert Hallagan	Director	15,973	2,000	13,973	*	%

John Hammond	VP of People Services Admin	2,500	2,500	—	*	%

Laverne Harrell	Executive Director II	2,000	2,000	—	*	%

Richard Hemming	Indiana State Director	2,000	2,000	—	*	%

Rosemary Hernandez	Campus Executive Director	1,000	1,000	—	*	%

Traci Holloman	Program Manager	2,000	2,000	—	*	%

Lora Holman	Director, A/R Special Projects	1,000	1,000	—	*	%

J Dennis Humble	Vice President and Treasurer	2,000	2,000	—	*	%

Cherie Ihnen	Human Resources Director	1,000	1,000	—	*	%

Chris Jenkins	Executive Director	2,000	2,000	—	*	%

Patrick Kelley	President - CSG	5,064	5,000	64	*	%

William Killion	Executive Director	2,000	2,000	—	*	%

Olivia F. Kirtley	Director	56,758	2,000	54,758	*	%

Michael Langford	Dean of Students	2,000	2,000	—	*	%

Roger D. LaPointe	Vice President of User Services	4,291	2,500	1,791	*	%

Joseph L. Lichtefeld	VP of Applications Services and PM	2,615	2,500	115	*	%

Jesica Lindgren	VP, International Ops	2,500	2,500	—	*	%

David W. Miles	Chief Financial Officer	29,946	5,000	24,946	*	%

Stuart Milk	VP of Constituent Relations	2,000	2,000	—	*	%

Richard L. Myers	Operational VP	5,000	5,000	—	*	%

Jared Nyagol	Executive Director II	2,000	2,000	—	*	%

Jacqueline Pinkney	Executive Director	2,056	2,000	56	*	%

Robert Pott	Director, Contract Administration	1,509	1,500	9	*	%

Charles G. Radway	VP of Taxation	3,000	3,000	—	*	%

Diane Rath	COO	4,000	4,000	—	*	%

Steven S. Reed	Director	12,000	2,000	10,000	*	%

Christine Riggins	Executive Director	2,000	2,000	—	*	%

Cheryl Roark	Director of AR Special Projects	1,000	1,000	—	*	%

Dennis Roberts	Vice President for Support Services	2,500	2,500	—	*	%

Wendy Sue Robinson	VP of Technical Services	2,500	2,500	—	*	%

Jeff Rubin	Executive Director	2,474	2,000	474	*	%

Melanie Schwallenberg	Senior Executive Director	2,000	2,000	—	*	%

Nina P. Seigle	Chief People Officer	7,500	7,500	—	*	%

Anita Shaw	Program Director	2,000	2,000	—	*	%

Jim Southern	Clinical Director	2,009	2,000	9	*	%

Bruce J. Staska	Director of Health Services CSG Southern Region	1,000	1,000	—	*	%

Anthony Staynings	VP of European Operations	2,500	2,500	—	*	%

Nelda A. Taylor	Chief Communication Office	7,500	7,500	—	*	%

Colleen Uson	Project Director	1,500	1,500	—	*	%

Derwin Wallace	Director of Investor Relations	2,000	2,000	—	*	%

George Watts	Chief Information Officer	7,946	7,500	446	*	%

Matt Williams	Executive Director	2,000	2,000	—	*	%

Janice Willis	Executive Director	2,000	2,000	—	*	%

Francis Yelton	Executive Director, Rescare Homecare	2,000	2,000	—	*	%

*indicates less than 1%.

(1)                                       Based upon information furnished by the respective shareholder as of November 3, 2008.  Beneficial owner means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, shares of our common stock; and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, shares of our common stock.  A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days from the date of this reoffer prospectus.

(2)                                       Includes shares of restricted stock, whether or not restricted as of, or within 60 days of, the date of this reoffer prospectus.  None of the shares of restricted stock covered by this reoffer prospectus is currently vested or vests within 60 days of the date of this reoffer prospectus.

(3)                                       Based on 29,440,438 shares of common stock outstanding as of October 31, 2008.

PLAN OF DISTRIBUTION

The Selling Shareholders may sell the shares from time to time on the NASDAQ Stock Market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Further, the Selling Shareholders may choose to dispose of the shares offered under this reoffer prospectus by gift to a third party or as a donation to a charitable or other non-profit entity. The Selling Shareholders expect to employ brokers or dealers to sell shares on their behalf. Brokers or dealers will receive commissions or discounts from the Selling Shareholders or from purchasers in amounts to be negotiated immediately before the sale, which commissions and discounts are not expected to deviate from the usual and customary brokers’ commissions. In connection with any sales, the Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. Neither we nor the Selling Shareholders expect to employ, utilize or otherwise engage any finders to assist in the sales of the shares.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, we will make copies of this reoffer prospectus available to the Selling Shareholders and have informed them of the possible need for delivery of copies of this reoffer prospectus to purchasers on or before sales of the shares offered under this reoffer prospectus. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Any securities covered by this reoffer prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under those rules rather than pursuant to this reoffer prospectus.

There is no assurance that the Selling Shareholders will offer for sale or sell any or all of the shares registered pursuant to this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

We “incorporate by reference” into this reoffer prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this reoffer prospectus updates and supersedes the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this reoffer prospectus.  We incorporate by reference the documents listed below (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

(b)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30, and September 30, 2008;

(c)	Our Current Reports on Form 8-K filed April 17, July 2, and July 3, 2008;

(d)	Information included in the Registrant’s definitive proxy statement filed on April 29, 2008 under the headings “Ownership of Equity Securities” and “Election of Directors – Nominees” on pages 2-7; and

(e)

The description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on June 25, 1992, including any amendment or report filed for the purpose of updating such description.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act before the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement.  Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person to whom a reoffer prospectus is delivered, upon written or oral request by such person, a copy of any or all of the documents that have been incorporated by reference in this registration statement but not delivered with the reoffer prospectus.  Written or oral requests should be directed to:  Res-Care, Inc., 9901 Linn Station Road, Louisville, Kentucky 40223, telephone number: (502) 394-2100, Attention: Investor Relations.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-8 that we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, please refer to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  You may also obtain a copy of these filings, at no cost, by writing or telephoning us at the following address:

Res-Care, Inc.

9901 Linn Station Road

Louisville, Kentucky 40223

Attention: Investor Relations

Telephone: (502) 394-2100

LEGAL MATTERS

                Certain legal matters with respect to the validity of the shares of common stock will be passed upon for us by Frost Brown Todd LLC, Louisville, Kentucky.

EXPERTS

The consolidated financial statements and related financial statement schedule of ResCare, Inc. and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and elsewhere in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report with respect to the consolidated financial statement refers to a change in the method of accounting for share-based payments due to the adoption of the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment,” as of January 1, 2006.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed with the SEC are incorporated by reference in this registration statement, other than those furnished pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(b)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30, and September 30, 2008.

(c)	Our Current Reports on Form 8-K filed April 17, July 2, and July 3, 2008.

(d)	Information included in the Registrant’s definitive proxy statement filed on April 29, 2008 under the headings “Ownership of Equity Securities” and “Election of Directors – Nominees” on pages 2-7.

(e)

The description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on June 25, 1992, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.   Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.   Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Section 271B.8-510 of the Kentucky Business Corporation Act (the “KBCA”) permits the indemnification by a corporation of any director who is made party to a threatened, pending or completed action, suit or proceeding because he is or was a director of such corporation. To be eligible for indemnification, such person must have conducted himself in good faith and reasonably believed that his conduct, if undertaken in his official capacity with the corporation, was in the corporation’s best interests, and, if not in his official capacity, was at least not opposed to the corporation’s best interests. In the case of a criminal proceeding, the director must also not have reasonable cause to believe his conduct was unlawful. A director may not be indemnified under the above-referenced section in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit by him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under Section 271B.8-510 of the KBCA in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding. Section 271B.8-560 of the KBCA provides that a Kentucky corporation may indemnify its officers, employees and agents to the same extent as directors. Indemnification against reasonable expenses incurred in connection with a proceeding is, unless otherwise limited by the corporation’s articles of incorporation, mandatory when a director or officer has been wholly successful on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation. A court of competent jurisdiction may also order indemnification if the director is fairly and reasonably entitled thereto in view of all relevant circumstances, whether or not he met the applicable standard of conduct or was adjudged liable to the corporation.

The KBCA provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Additionally, the KBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees or agents of the corporation against liability asserted against or incurred by such parties in their respective capacity with the corporation.

          Article X of the Registrant’s Amended and Restated Articles of Incorporation, as amended, and Article X of the Registrant’s Amended and Restated Bylaws provide indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law.

Item 7. Exemption from Registration Claimed.

                The restricted securities that are to be reoffered or resold pursuant to this registration statement were issued pursuant to the Registrant’s 2005 Omnibus Incentive Compensation Plan, as amended effective June 27, 2008, in transactions that were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

Item 8. Exhibits.

                For a list of exhibits, see the Exhibit Index in this registration statement, which is incorporated into this Item by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or that is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky, on November 19, 2008.

RES-CARE, INC.

By:	/s/ Ralph G. Gronefeld, Jr.
Ralph G. Gronefeld, Jr.
President, Chief Executive Officer and Director

POWER OF ATTORNEY

Know All Men By These Presents, that each person whose signature appears below hereby constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ralph G. Gronefeld, Jr.	President, Chief Executive Officer and	November 19, 2008
Ralph G. Gronefeld, Jr.	Director (Principal Executive Officer)

/s/ David W. Miles	Chief Financial Officer	November 19, 2008
David W. Miles	(Principal Accounting Officer)

/s/ Ronald G. Geary	Chairman of the Board	November 18, 2008
Ronald G. Geary

Director
David Braddock

/s/ Robert E. Hallagan	Director	November 13, 2008
Robert E. Hallagan

/s/ Olivia F. Kirtley	Director	November 18, 2008
Olivia F. Kirtley

/s/ Robert M. Le Blanc	Director	November 17, 2008
Robert M. Le Blanc

Director
Steven S. Reed

Director
William E. Brock

/s/ James H. Bloem	Director	November 13, 2008
James H. Bloem

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1 and 4.1

Amended and Restated Articles of Incorporation of the Registrant dated December 18, 1992. Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 is hereby incorporated by reference.

3.2 and 4.2

Articles of Amendment to Amended and Restated Articles of Incorporation of the Registrant dated May 29, 1997. Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 is hereby incorporated by reference.

3.3 and 4.3

Articles of Amendment to the Registrant’s Articles of Incorporation dated June 23, 2004. Exhibits 3(i) and 4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 is hereby incorporated by reference.

3.4 and 4.4	Amended and Restated Bylaws of the Registrant. Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-50726) is hereby incorporated by reference.

4.5

Preferred Stock Purchase Agreement, dated as of March 10, 2004, by and between the Registrant and Onex Partners LP, Onex American Holdings III, LLC, Onex U.S. Principals LP, Res-Care Executive Investco LLC. Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 is hereby incorporated by reference.

4.6

Registration Rights Agreement by and among the Registrant and Onex Partners LP, Onex American Holdings III, LLC, Onex U.S. Principals LP and Res-Care Executive Investco LLC dated as of March 10, 2004. Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 is hereby incorporated by reference.

4.7

Indenture dated October 3, 2005, by and among the Registrant, the Subsidiary Guarantors party thereto, and Wells Fargo Bank, National Association, as trustee, relating to the Registrant’s 7¾% Senior Notes due 2013. Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 is hereby incorporated by reference.

4.8

Res-Care, Inc. 2005 Omnibus Incentive Compensation Plan, as amended effective June 27, 2008. Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 is hereby incorporated by reference.

4.9	Form of Restricted Stock Award Agreement. Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 is hereby incorporated by reference.

4.10	Form of Stock Option Agreement. Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 is hereby incorporated by reference.

4.11	Form of Non-Employee Director Stock Option Agreement. Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 is hereby incorporated by reference.

4.12	Form of Restricted Stock Agreement. Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 is hereby incorporated by reference.

5	Opinion of Frost Brown Todd LLC*

23.1	Consent of KPMG LLP*

23.2	Consent of Frost Brown Todd LLC (contained in their opinion filed as Exhibit 5)*

24	Powers of Attorney (included on the signature page of this Registration Statement)*

*Filed herewith.